Exhibit 77(e)(2)


                           [LETTERHEAD OF ING FUNDS]


August 20, 2007


Mr. Todd Modic
Directed Services, LLC
1475 Dunwoody Drive
West Chester, PA 19380


Dear Mr. Modic:

      Pursuant to the Amended and Restated Investment Management Agreement dated January 1, 2007 between ING Investors Trust and Directed Services, LLC (the "Agreement"), we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Focus 5 Portfolio (the "Portfolio"), effective August 20, 2007.

      Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the Portfolio to Amended Schedule A of the Agreement. Amended Schedule A, with the annual investment management fees indicated for the Portfolio, is attached hereto.

      Please signify your acceptance to act as Manager under the Agreement with respect to the Portfolio by signing below.

                                                   Very sincerely,

                                                   /s/ Kimberly A. Anderson

                                                   Kimberly A. Anderson
                                                   Senior Vice President
                                                   ING Investors Trust


ACCEPTED AND AGREED TO:
Directed Services, LLC

By:     /s/ Todd Modic
        ------------------------------------
Name:   Todd Modic
Title:  Vice President, Duly Authorized

                               AMENDED SCHEDULE A

                               with respect to the

                              AMENDED AND RESTATED
                         INVESTMENT MANAGEMENT AGREEMENT

                                     between

                               ING INVESTORS TRUST

                                       and

                             DIRECTED SERVICES, LLC

Series                                                     Annual Investment Management Fee
------                                                     --------------------------------
                                                    (as a percentage of average daily net assets)

ING BlackRock Inflation Protected Bond Portfolio             0.450% on first $200 million;
                                                           0.400% on next $800 million; and
                                                           0.300% on assets over $1 billion

ING Focus 5 Portfolio                                             0.32% on all assets


ING FMRSM Large Cap Growth Portfolio                         0.580% on first $500 million;
                                                           0.570% on next $250 million; and
                                                          0.520% on assets over $750 million

ING Franklin Income Portfolio                            0.65% on the first $500 million; and
                                                           0.60% on assets over $500 million

ING Franklin Templeton Founding Strategy                                 0.00%
Portfolio

ING JPMorgan Value Opportunities Portfolio                   0.400% on first $21 billion;
                                                            0.390% on next $5 billion; and
                                                           0.380% on assets over $26 billion

ING Marsico International Opportunities Portfolio          0.540% on first $21 billion; and
                                                           0.530% on assets over $21 billion
ING MFS Utilities Portfolio                                   0.600% on first $1 billion;
                                                             0.550% on next $500 million;
                                                              0.500% on next $5 billion;
                                                              0.470% on next $5 billion;
                                                              0.450% on next $5 billion;
                                                            0.440% on next $5 billion; and
                                                          0.430% on assets over $21.5 billion

Series                                                     Annual Investment Management Fee
------                                                     --------------------------------
                                                    (as a percentage of average daily net assets)

ING Pioneer Equity Income Portfolio                        0.65% on first $500 million; and
                                                           0.60% on assets over $500 million

ING Wells CityplaceFargo Small Cap Disciplined               0.77% on first $500 million;
Portfolio                                                     0.70% on next $500 million;
                                                              0.65% on next $500 million;
                                                             0.60% on next $5 billion; and
                                                           0.53% on assets over $6.5 billion


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